                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Newpark Resources, Inc. on Form S-3 of our report dated March 27, 1998, appearing in the Annual Report on Form 10-K of Newpark Resources, Inc. for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana
October 6, 1998